SUB-ITEM 77Q1(a)(1)

                                                          MFS SERIES TRUST X

Amendment dated September 27, 2002 to the Trust's Amended and Restated Declaration of Trust dated January 1, 2002 - Termination of MFS Global Health Sciences Fund and MFS Income Fund, was contained in MFS Series Trust X (File Nos. 33-1657 and 811-4492) Post-Effective Amendment No. 43 filed with the Securities and Exchange Commission via EDGAR on November 27, 2002 under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.